UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2020

CRAWFORD & COMPANY

(Exact name of registrant as specified in its charter)

Georgia	1-10356	58-0506554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

5335 Triangle Parkway, Peachtree Corners, Georgia	30092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 300-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock — $1.00 Par Value	CRD-A	New York Stock Exchange, Inc.
Class B Common Stock — $1.00 Par Value	CRD-B	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously discussed in the Compensation Discussion and Analysis in the proxy statement for the 2020 annual meeting of stockholders (the “CD&A”) of Crawford & Company (the “Company”), the Company’s 2019 Long-Term Incentive Plan (“LTIP”) was designed with a goal of focusing management on enhancing long-term shareholder value. In that regard, the Company’s 2019 LTIP awards to our executive and designated senior officers (which includes our named executive officers) are denominated in shares of the Company’s Class A Common Stock, and were based on a target award value, 50% of which were granted as performance share units (“PSUs”) conditioned on Company adjusted EPS performance, (the “Performance Award”), 30% of which were granted as time vested restricted stock units which vest based on the continued employment of the executive (the “Time Vested Awards”), and 20% of which were granted as stock options (the “Option Awards”). The Time Vested Awards and Option Awards vest ratably over a three-year period. The Performance Awards are earned based on performance targets, which at the initial time of the award, were based on cumulative 2019 – 2021 adjusted earnings per share and vest 100% at the end of the performance period.

On September 23, 2020, the Compensation Committee approved cancellation of the Performance Award under the 2019 LTIP and issuance of new PSUs to our executive and designated senior officers (which includes our named executive officers), in a share amount equal to 50% of the original target award, that will be earned based on Total Shareholder Return (“TSR”) of the Company’s Class A shares during the period beginning September 23, 2020 and ending December 31, 2021 (the “Measurement Period”). TSR is defined as dividends paid during the Measurement Period plus Share Price Appreciation. Share Price Appreciation is measured by using the 20 trading day volume weighted average price (“VWAP”) at the start of the Measurement Period as the baseline compared against the highest consecutive 20 trading day VWAP for the period between January 1, 2021 and December 31, 2021.

If the Company’s TSR during the Measurement Period is at least 10%, then 50% of the new target award of PSUs will be earned. If the Company’s TSR during the Measurement Period is at least 15%, the “target” level, 100% of the new target award PSUs will be earned. If the Company’s TSR during the Measurement Period is 25% or more, then 200% of the new target award PSUs will be earned. The percentage of PSUs earned will be adjusted ratably for TSR during the Measurement Period between 10% and 25%. None of these PSUs will be earned if TSR during the Measurement Period is less than 10%. Final payments pursuant to the performance awards are at the discretion of the Compensation Committee.

The Compensation Committee determined to cancel the performance criteria for the Performance Awards under the 2019 LTIP in consideration of the significant impact of the COVID-19 pandemic on the global economy, the insurance industry and the Company’s operations, none of which were anticipated at the time of the 2019 LTIP grants. The Compensation Committee felt that cancelling the outstanding awards and providing new awards with performance criteria based on TSR was an appropriate way to mitigate the impact of the COVID-19 pandemic on opportunities granted under the LTIP in order to incentivize management’s focus on enhancing long-term shareholder value and to offer a reasonable payout opportunity. The Committee has preserved the structure of the Time Vested Awards and Option Awards under the 2019 LTIP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

	By:	/s/ Tami E. Stevenson
		Name:	Tami E. Stevenson
		Title:	General Counsel and Corporate Secretary

Date: September 28, 2020